EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We have issued our report dated January 21, 2016, with respect to the financial statement(s) of Elkhorn Unit Trust, Series 9, comprising Elkhorn High Yield Dividend Aristocrats Select Portfolio, Series 2, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-208406) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

                                                          /s/ Grant Thornton LLP


Chicago, Illinois
January 21, 2016